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

                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                               AND SUBSIDIARIES


                                                                     EXHIBIT 11
                                                                     ----------


                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------

                                        1 9 9 8         1 9 9 7         1 9 9 6
                                        -------         -------         -------
Basic earnings:

Net income (loss)                    $  131,202     $(1,363,811)     $  192,048
                                     ----------     -----------      ----------

Shares:
Weighted common shares outstanding    8,508,202       8,213,089       7,524,539
                                     ----------     -----------      ----------

Basic earnings (loss) per share      $      .02     $      (.17)     $      .03
                                     ==========     ===========      ==========

Diluted earnings:

Net income (loss)                    $  131,202     $(1,363,811)     $  192,048
                                     ----------     -----------      ----------

Shares:
Weighted  common shares outstanding   8,508,202       8,213,089       7,524,539
Employee stock options                   51,569              --         116,328
Warrants                                 15,523              --              --
Investment Banker options               128,261              --              --
Consultants stock options                17,480              --              --
Directors stock options                      --              --              --
Underwriter options                          --              --              --
                                     ----------     -----------       ---------

Total weighted shares outstanding     8,721,035       8,213,089       7,640,867
                                     ----------     -----------       ---------

Diluted earnings (loss)
  per common share                   $      .02     $      (.17)     $      .03
                                     ==========     ===========      ==========


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